Exhibit 99.1

For Immediate Release:	Contact:	Howard Green
SVP of Corporate Development (914) 921-7729

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports Results for the Third Quarter 2020

-	Third quarter net income was $16.4 million vs. $13.6 million a year ago
-	Fully diluted third quarter earnings were $0.62 per share versus $0.50 per share a year ago
-	September 30, 2020 AUM was $29.7 billion versus June 30, 2020 AUM of $29.4 billion
Greenwich, Connecticut, November 6, 2020 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) today reported its operating results for the quarter ended September 30, 2020.
Since March, our business contingency plans have functioned well, allowing teammates to stay close to the companies we invest in and, at the same time, to focus on our clients. In July, we welcomed our team to return to the offices on a voluntary basis. In September, we asked teammates to return to the office on a full time basis with alternating schedules to keep within government mandates and to maintain social distancing and team safety.  Our investment in technology has enabled the majority of our teammates to work-from-home to ensure their safety and health while allowing us to meet our clients’ needs.

Giving Back to Society

The Board of Directors of GAMCO announced in August that it approved a $0.25 per share shareholder designated charitable contribution (“SDCC”), a 25% increase from last year’s $0.20 per share contribution under the program.

This program underscores our commitment to managing socially responsible portfolios since 1987, which has evolved to include integrating ESG (environmental, social, and governance) factors into the analysis of companies and the structuring of portfolios.

Since the inception of GAMCO’s SDCC program in 2013, and counting the recently announced estimated $5.4 million contribution, shareholders will have designated contributions of close to $37 million to more than 280 charitable institutions. When combined with our other charitable contributions, this boosts our total contributions to approximately $62 million since our initial public offering in February 1999.

Third Quarter Results

Financial Highlights (Unaudited)
	Three Months Ended
(In thousands, except per share data)	September 30, 2020	September 30, 2019

U.S. GAAP Basis
Revenues	$61,252	$75,345
Operating income	31,842	29,568
Net income	16,435	13,626
Diluted earnings per common share	$0.62	$0.50
Weighted average diluted shares outstanding	26,613	27,093
Shares outstanding	27,485	27,548

Assets Under Management
AUM - average (in millions)	$30,326	$35,997
AUM - end of period (in millions)	29,692	35,692

Revenues

-	Total revenues for the third quarter of 2020 were $61.3 million compared with $75.3 million in the third quarter of 2019.

-	Investment advisory fees were $54.9 million in the third quarter of 2020 versus $67.0 million in the third quarter of 2019:

-	Gabelli Funds’ revenues were $38.9 million compared to $43.8 million in the third quarter of 2019.

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Institutional and Private Wealth Management revenues, which are generally billed on portfolio values at the beginning of the quarter, were $14.8 million compared to $21.5 million in the year ago quarter.

-	SICAV revenues were $1.2 million versus $1.7 million in last year’s third quarter.

-	Distribution fees from our equity mutual funds and other income were $6.4 million for the quarter versus $8.3 million in 2019.

Operating Income

For the quarter, operating income was $31.8 million versus $29.6 million in the year ago quarter. Waivers of CEO compensation bolstered operating income in the third quarter of 2020 by $10.0 million and by $4.3 million in the third quarter of 2019. Amortization of deferred compensation, which includes the change in GBL share price, a non-cash charge, increased operating costs by $3.6 million in the third quarter of 2019.

Non-Operating Income

Mark to market investment losses were $3.1 million in the third quarter of 2020 versus losses of $5.7 million in the third quarter of 2019. Interest expense was unchanged at $0.7 million in both the third quarter of 2020 and 2019.

We accrued $5.4 million in the third quarter for the previously discussed SDCC of $0.25 per share compared to an accrual of $4.5 million during the third quarter of 2019 for the $0.20 per share SDCC.

Income Taxes

GAMCO’s effective tax rate for the quarter ended September 30, 2020 was 27.4% versus 27.1% for the quarter ended September 30, 2019.

Business Highlights

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The COVID-19 pandemic has had no material impact on our operations, including our financial reporting systems, internal control over financial reporting, and disclosure controls and procedures.  There has been no material challenge in implementing our business continuity plan. From July 1st to December 31st, GAMCO is paying all teammate health care premiums.

-	On August 10th, we announced that its Board of Directors approved a $0.25 per share shareholder designated charitable contribution.

-	On August 24th, we hosted our 26th Annual Aerospace & Defense Symposium via webcast. The timely conference featured presentations by leading companies.

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Subsequently, on October 19th, we announced that the first of nine ETFs, the Love Our Planet & People (“LOPP”), an actively managed fund that focuses on environmental issues, is set to launch in November. This Fund reflects the GAMCO team’s belief that “our planet and people” are essential to the future of Planet Earth.

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On November 2nd and 3rd, the 44th Annual Auto Symposium hosted virtual presentations from leading automotive companies underscoring industry dynamics with a focus this year on batteries for  hybrid and electric vehicles.

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On November 13th, the 2nd Annual Healthcare Symposium will be hosted by Gabelli Funds and the Columbia Business School to discuss today’s pressing healthcare issues, including vaccines and therapeutics to treat COVID-19, health policy and reimbursement trends, and healthcare delivery in a virtual world.

Balance Sheet

GAMCO ended the quarter with cash and investments of $140.3 million and short-term debt of $24.2 million.

Return to Shareholders

GAMCO paid $0.5 million in dividends during the third quarter of 2020 and purchased 133,383 shares at an average price of $12.26 per share, or $1.6 million in total.

On November 6, 2020, GAMCO’s board of directors declared a regular quarterly dividend of $0.02 per share, which is payable on December 29, 2020 to class A and class B shareholders of record on December 15, 2020.

About GAMCO Investors, Inc.

GAMCO is known for its research-driven approach to equity investing. GAMCO conducts its investment advisory business principally through two subsidiaries: GAMCO Asset Management Inc. (approximately 1,500 institutional and private wealth separate accounts, principally in the U.S.) and Gabelli Funds, LLC (24 open-end funds, a SICAV, and 16 closed-end funds). GAMCO serves a broad client base including institutions, intermediaries, offshore investors, private wealth, and direct retail investors.

GAMCO offers a wide range of solutions across Value and Growth Equity, ESG-SRI, Convertibles, sector-focused strategies including Gold and Utilities, Merger Arbitrage, and Fixed Income. In 1977, GAMCO launched its flagship All Cap Value strategy, Gabelli Value, and in 1986 launched its mutual fund business. In addition to its Value strategies, for over 30 years the firm has managed solutions in Growth Equity, Convertibles, SRI, and Merger Arbitrage.

With the global spread of Coronavirus, investors have sought havens in Gold and opportunities in Growth and Global Growth strategies. Year-to-date through September 30, 2020, The Gabelli Growth Fund, with assets in excess of $900 million, achieved returns of 26.0% versus the Russell 1000 Growth index return of 24.3%; The Gabelli Global Growth Fund, with assets in excess of $160 million, achieved returns of 22.9% versus the MSCI All Country World Index return of 1.4%; The Gabelli Gold Fund, with assets nearing $470 million, achieved returns of 35.7% versus the Philadelphia Gold and Silver Index return of 34.7%; and The Teton Convertible Securities Fund, sub-advised by GAMCO, achieved returns of 9.1% versus S&P 500 returns of 5.6%. Please refer to www.gabelli.com for full disclosures on the Funds and their performance. The performance of The Gabelli Growth Fund, The Gabelli Global Growth Fund, The Gabelli Gold Fund, and the Teton Convertible Securities Fund and relevant indexes for the 1-year, 5-year, and 10-year periods ended September 30, 2020 were the following:

	1 Year	5 Years	10 Years	Benchmark
Gabelli Growth Fund (AAA)	37.12%	20.07%	16.07%	Russell 1000 Growth Index
Gabelli Global Growth Fund (AAA)	32.72%	16.62%	13.16%	MSCI AC World Index
Gabelli Gold Fund (AAA)	53.57%	22.31%	-0.92%	Phil. Gold and Silver
Teton Convertible Securities Fund (AAA)	15.80%	11.89%	9.94%	S&P 500
Russell 1000 Growth Index	37.53%	20.10%	17.25%
S&P 500 Index	15.15%	14.15%	13.74%
MSCI AC World Index	10.44%	10.30%	8.55%
Philadelphia Gold and Silver Index	63.00%	26.27%	-2.01%

Table I: Assets Under Management and Fund Flows - 3rd Quarter 2020 (in millions)
				Fund
		Market		distributions,
	June 30,	appreciation/	Net cash	net of	September 30,
	2020	(depreciation)	flows	reinvestments	2020
Equities:
Mutual Funds	$8,651	$527	$(313)	$(10)	$8,855
Closed-end Funds	6,859	423	(142)	(123)	7,017
Institutional & PWM (a)	10,455	632	(548)	-	10,539
SICAV	451	27	(41)	-	437
Total Equities	26,416	1,609	(1,044)	(133)	26,848

100% U.S. Treasury Fund	2,921	-	(99)	-	2,822
Institutional & PWM Fixed Income	19	-	3	-	22
Total Treasuries & Fixed Income	2,940	-	(96)	-	2,844
Total Assets Under Management	$29,356	$1,609	$(1,140)	$(133)	$29,692

(a) Includes $252 and $196 of 100% U.S. Treasury Fund AUM at June 30, 2020 and September 30, 2020, respectively.

Table II
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019

Investment advisory and incentive fees	$54,894	$67,015	$168,637	$200,893
Distribution fees and other income	6,358	8,330	19,741	25,195
Total revenues	61,252	75,345	188,378	226,088

Compensation costs (a)	17,722	29,800	72,488	90,363
Management fee expense (a)	-	2,144	3,725	8,302
Distribution costs	6,994	8,271	21,258	25,546
Other operating expenses	4,694	5,562	14,982	16,936
Total expenses	29,410	45,777	112,453	141,147

Operating income	31,842	29,568	75,925	84,941

Investment income / (loss)	(3,092)	(5,718)	(12,361)	(910)
Interest expense	(691)	(652)	(1,985)	(1,962)
Shareholder-designated contribution	(5,436)	(4,500)	(5,436)	(4,500)
Non-operating income / (loss)	(9,219)	(10,870)	(19,782)	(7,372)

Income before income taxes	22,623	18,698	56,143	77,569
Provision for income taxes	6,188	5,072	17,173	20,034
Net income	$16,435	$13,626	$38,970	$57,535

Net income:
Basic	$0.62	$0.50	$1.46	$2.08
Diluted	$0.62	$0.50	$1.46	$2.08

Weighted average shares outstanding:
Basic	26,531	26,987	26,615	27,612
Diluted	26,613	27,093	26,679	27,676

Actual shares outstanding (b)	27,485	27,548	27,485	27,548

(a) The CEO waiver reduced compensation costs by $8,546, $3,678, $8,546, and $15,856, respectively and management fee expense by $1,408, $602, $1,408, and $2,291, respectively.
(b) Includes 1,020 RSA shares at September 30, 2020 and 674 RSA shares at September 30, 2019.

Table III
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except per share data)

	September 30,	December 31,	September 30,
	2020	2019	2019

ASSETS
Cash, cash equivalents, and U.S. Treasury Bills	$125,242	$86,136	$86,179
Investments in securities	15,071	34,273	32,322
Receivable from brokers	5,688	989	4,574
Other receivables	23,232	41,557	28,896
Deferred tax asset and income tax receivable	10,608	16,389	17,305
Other assets	11,318	10,542	10,219
Total assets	$191,159	$189,886	$179,495

LIABILITIES AND STOCKHOLDERS' EQUITY
Payable to brokers	$-	$-	$3
Income taxes payable and deferred tax liabilities	360	757	2,314
Compensation payable	32,094	64,279	79,841
Accrued expenses and other liabilities	42,766	45,942	40,433
Sub-total	75,220	110,978	122,591
5.875% Senior Notes (due June 1, 2021)	24,209	24,191	24,186
Total liabilities	99,429	135,169	146,777

Stockholders' equity (a)	91,730	54,717	32,718

Total liabilities and stockholders' equity	$191,159	$189,886	$179,495

(a) Shares outstanding of 27,485, 27,380, and 27,548, respectively.

Non-GAAP information and reconciliation:
Management believes the use of non-GAAP measures provides relevant information to allow investors to view operating trends, perform analytical comparisons and benchmark performance between periods for its core operating results. Management uses non-GAAP measures in its financial, investing and operational decision-making process, for internal reporting and as part of its forecasting and budgeting processes. GAMCO’s calculation of non-GAAP measures may not be comparable to other companies due to potential differences between companies in the method of calculation. Non-GAAP measures should not be considered a substitute for related U.S. GAAP measures.

The following table reconciles the U.S. GAAP basis amounts, as reported, to the non-GAAP measures:

Three Months Ended
(Unaudited) (In thousands, except per share data)	September 30, 2019

Net income, U.S. GAAP basis	$13,626
Impact of DCCAs on expenses and taxes (a):
Compensation costs	2,568
Management fee expense	1,030
Provision for income taxes	(864)
Total impact of DCCAs on expenses and taxes	2,734
Net income, as adjusted	$16,360

Per fully diluted share:
Net income, U.S. GAAP basis	$0.50
Impact of DCCAs	$0.10
Net income, as adjusted	$0.60

(a) The non-GAAP adjustments relate to multiple DCCAs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy, the effects of the Tax Cuts and Jobs Act, and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Some of the factors that may cause our actual results to differ from our expectations include risks associated with the duration and scope of the ongoing coronavirus pandemic resulting in volatile market conditions, a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations, and the ongoing impacts of the Tax Cuts and Jobs Act with respect to tax rates and the non-deductibility of certain portions of named executive officer compensation. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Annual Report on Form 10-K and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.

Gabelli Funds, LLC is a registered investment adviser with the Securities and Exchange Commission and is a wholly owned subsidiary of GAMCO Investors, Inc. (NYSE: GBL).
Investors should carefully consider the investment objectives, risks, charges and expenses of the Fund before investing. The prospectus, which contains more complete information about this and other matters, should be read carefully before investing. To obtain a prospectus, please call 800 GABELLI or visit www.gabelli.com

Returns represent past performance and do not guarantee future results. Current performance may be lower or higher than the performance data quoted. Investment return and principal value will fluctuate so, upon redemption, shares may be worth more or less than their original cost. To obtain the most recent month end performance information and a prospectus, please call 800-GABELLI or visit www.gabelli.com